Execution Version










                   FOURTH AMENDED AND RESTATED

                         CREDIT AGREEMENT

                   dated as of December 5, 1996

                              among

                   UNITED WASTE SYSTEMS, INC.,

                 VARIOUS FINANCIAL INSTITUTIONS,

                THE FIRST NATIONAL BANK OF BOSTON,


                           as Co-Agent,

                               and

                    BANK OF AMERICA ILLINOIS,
                             as Agent








                         TABLE OF CONTENTS

                                                             Page

SECTION 1  DEFINITIONS . . . . . . . . . . . . . . . . . . . .  1
  1.1   Definitions. . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2  COMMITMENTS OF THE BANKS; LETTER OF CREDIT,
  BORROWING AND CONVERSION PROCEDURES. . . . . . . . . . . . . 13
  2.1   Commitments. . . . . . . . . . . . . . . . . . . . . . 13
          2.1.1  Loan Commitment . . . . . . . . . . . . . . . 13
          2.1.2  L/C Commitment. . . . . . . . . . . . . . . . 13
  2.2   Loan Procedures. . . . . . . . . . . . . . . . . . . . 14
          2.2.1  Various Types of Loans. . . . . . . . . . . . 14
          2.2.2  Borrowing Procedures. . . . . . . . . . . . . 14
          2.2.3  Procedures for Conversion of Type of Loan . . 14
  2.3   Letter of Credit Procedures. . . . . . . . . . . . . . 15
          2.3.1  L/C Applications. . . . . . . . . . . . . . . 15
          2.3.2  Participation in Letters of Credit. . . . . . 15
          2.3.3  Reimbursement Obligations . . . . . . . . . . 16
          2.3.4  Limitation on BAI's Obligations . . . . . . . 16
          2.3.5  Funding by Banks to BAI . . . . . . . . . . . 16
  2.4   Commitments Several. . . . . . . . . . . . . . . . . . 17
  2.5   Certain Conditions . . . . . . . . . . . . . . . . . . 17

SECTION 3  NOTES EVIDENCING LOANS. . . . . . . . . . . . . . . 17
  3.1   Notes. . . . . . . . . . . . . . . . . . . . . . . . . 17
  3.2   Recordkeeping. . . . . . . . . . . . . . . . . . . . . 17

SECTION 4  INTEREST. . . . . . . . . . . . . . . . . . . . . . 18
  4.1   Interest Rates . . . . . . . . . . . . . . . . . . . . 18
  4.2   Interest Payment Dates . . . . . . . . . . . . . . . . 18
  4.3   Interest Periods . . . . . . . . . . . . . . . . . . . 18
  4.4   Setting and Notice of Eurodollar Rates . . . . . . . . 19
  4.5   Computation of Interest. . . . . . . . . . . . . . . . 19

SECTION 5  FEES. . . . . . . . . . . . . . . . . . . . . . . . 19
  5.1   Non-Use Fee. . . . . . . . . . . . . . . . . . . . . . 19
  5.2   Letter of Credit Fees. . . . . . . . . . . . . . . . . 20
  5.3   Agent's Fees . . . . . . . . . . . . . . . . . . . . . 20

SECTION 6  REDUCTION AND TERMINATION OF THE COMMITMENTS;     PREPAYMENTS. 20
  6.1   Reduction or Termination of the Commitments. . . . . . 20
  6.2   Voluntary Prepayments. . . . . . . . . . . . . . . . . 21

SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES . . 21
  7.1   Making of Payments . . . . . . . . . . . . . . . . . . 21
  7.2   Application of Certain Payments. . . . . . . . . . . . 21
  7.3   Due Date Extension . . . . . . . . . . . . . . . . . . 22
  7.4   Setoff . . . . . . . . . . . . . . . . . . . . . . . . 22
  7.5   Proration of Payments. . . . . . . . . . . . . . . . . 22
  7.6   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 22

SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR     LOANS 24
  8.1   Increased Costs. . . . . . . . . . . . . . . . . . . . 24
  8.2   Basis for Determining Interest Rate Inadequate or
          Unfair . . . . . . . . . . . . . . . . . . . . . . . 25
  8.3   Changes in Law Rendering Eurodollar Loans Unlawful . . 26
  8.4   Funding Losses . . . . . . . . . . . . . . . . . . . . 26
  8.5   Right of Banks to Fund through Other Offices . . . . . 27
  8.6   Discretion of Banks as to Manner of Funding. . . . . . 27
  8.7   Mitigation of Circumstances; Replacement of Affected
          Bank . . . . . . . . . . . . . . . . . . . . . . . . 27
  8.8   Conclusiveness of Statements; Survival of Provisions . 28

SECTION 9  WARRANTIES. . . . . . . . . . . . . . . . . . . . . 28
  9.1   Organization, etc. . . . . . . . . . . . . . . . . . . 28
  9.2   Authorization; No Conflict . . . . . . . . . . . . . . 28
  9.3   Validity and Binding Nature. . . . . . . . . . . . . . 29
  9.4   Financial Information. . . . . . . . . . . . . . . . . 29
  9.5   No Material Adverse Change . . . . . . . . . . . . . . 29
  9.6   Litigation and Contingent Liabilities. . . . . . . . . 29
  9.7   Ownership of Properties; Liens . . . . . . . . . . . . 30
  9.8   Subsidiaries . . . . . . . . . . . . . . . . . . . . . 30
  9.9   Pension and Welfare Plans. . . . . . . . . . . . . . . 30
  9.10  Investment Company Act . . . . . . . . . . . . . . . . 31
  9.11  Public Utility Holding Company Act . . . . . . . . . . 31
  9.12  Regulation U . . . . . . . . . . . . . . . . . . . . . 31
  9.13  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 31
  9.14  Solvency, etc. . . . . . . . . . . . . . . . . . . . . 31
  9.15  Environmental Compliance . . . . . . . . . . . . . . . 31
          9.15.1  No Violations. . . . . . . . . . . . . . . . 31
          9.15.2  Notices. . . . . . . . . . . . . . . . . . . 32
          9.15.3  Handling of Hazardous Substances . . . . . . 32
          9.15.4  Clean-Ups. . . . . . . . . . . . . . . . . . 33
          9.15.5  Permits and Governmental Authority . . . . . 33
          9.15.6  Investigations . . . . . . . . . . . . . . . 33
          9.15.7  Updating of Schedule II. . . . . . . . . . . 33
  9.16  Information. . . . . . . . . . . . . . . . . . . . . . 34

SECTION 10  COVENANTS. . . . . . . . . . . . . . . . . . . . . 34
  10.1  Reports, Certificates and Other Information. . . . . . 34
          10.1.1  Audit Report . . . . . . . . . . . . . . . . 34
          10.1.2  Quarterly Reports. . . . . . . . . . . . . . 34
          10.1.3  Compliance Certificates. . . . . . . . . . . 35
          10.1.4  Reports to SEC and to Shareholders . . . . . 35
          10.1.5  Notice of Default, Litigation and
                     ERISA Matters . . . . . . . . . . . . . . 35
          10.1.6  Subsidiaries . . . . . . . . . . . . . . . . 37
          10.1.7  Management Reports . . . . . . . . . . . . . 37
          10.1.8  Projections. . . . . . . . . . . . . . . . . 37
          10.1.9  Other Information. . . . . . . . . . . . . . 37
  10.2  Books, Records and Inspections . . . . . . . . . . . . 37
  10.3  Insurance. . . . . . . . . . . . . . . . . . . . . . . 38
  10.4  Compliance with Laws; Payment of Taxes and Liabilities 38
  10.5  Maintenance of Existence, etc. . . . . . . . . . . . . 38
  10.6  Financial Covenants. . . . . . . . . . . . . . . . . . 39
          10.6.1  Minimum Net Worth. . . . . . . . . . . . . . 39
          10.6.2  Maximum Leverage . . . . . . . . . . . . . . 39
          10.6.3  Minimum Interest Coverage. . . . . . . . . . 39
          10.6.4  Funded Debt to Cash Flow Ratio . . . . . . . 39
  10.7  Limitations on Debt. . . . . . . . . . . . . . . . . . 39
  10.8  Liens. . . . . . . . . . . . . . . . . . . . . . . . . 40
  10.9  Capital Expenditures . . . . . . . . . . . . . . . . . 41
  10.10 Restricted Payments. . . . . . . . . . . . . . . . . . 42
  10.11 Mergers, Consolidations, Sales . . . . . . . . . . . . 42
  10.12 Modification of Organizational Documents . . . . . . . 43
  10.13 Use of Proceeds. . . . . . . . . . . . . . . . . . . . 43
  10.14 Further Assurances . . . . . . . . . . . . . . . . . . 43
  10.15 Transactions with Affiliates . . . . . . . . . . . . . 44
  10.16 Employee Benefit Plans . . . . . . . . . . . . . . . . 44
  10.17 Environmental Covenants. . . . . . . . . . . . . . . . 44
          10.17.1  Environmental Response Obligation . . . . . 44
          10.17.2  Environmental Liabilities . . . . . . . . . 45
          10.17.3  Closure and Post Closure Liabilities. . . . 45
          10.17.4  Real Property Acquisitions. . . . . . . . . 45
  10.18 Unconditional Purchase Obligations . . . . . . . . . . 45
  10.19 Inconsistent Agreements. . . . . . . . . . . . . . . . 45
  10.20 Business Activities. . . . . . . . . . . . . . . . . . 46
  10.21 Advances and Other Investments . . . . . . . . . . . . 46
  10.22 Operating Leases . . . . . . . . . . . . . . . . . . . 47
  10.23 Landfill Development . . . . . . . . . . . . . . . . . 47

SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING, ETC. . . . . 48
  11.1  Effectiveness. . . . . . . . . . . . . . . . . . . . . 48
          11.1.1  Notes. . . . . . . . . . . . . . . . . . . . 48
          11.1.2  Resolutions. . . . . . . . . . . . . . . . . 48
          11.1.3  Consents, etc. . . . . . . . . . . . . . . . 48
          11.1.4  Incumbency and Signature Certificates. . . . 48
          11.1.5  Intercompany Guaranty. . . . . . . . . . . . 48
          11.1.6  Opinions of Counsel for the Company and
                     the Guarantors. . . . . . . . . . . . . . 48
          11.1.7  Opinion of Counsel to the Agent. . . . . . . 49
          11.1.8  Confirmation from Guarantors, etc. . . . . . 49
          11.1.9  Other. . . . . . . . . . . . . . . . . . . . 49
  11.2  Conditions . . . . . . . . . . . . . . . . . . . . . . 49
          11.2.1  Compliance with Warranties, No Default, etc. 49
          11.2.2  Confirmatory Certificate . . . . . . . . . . 50

SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT . . . . . . . . 50
  12.1  Events of Default. . . . . . . . . . . . . . . . . . . 50
          12.1.1  Non-Payment of the Loans, etc. . . . . . . . 50
          12.1.2  Non-Payment of Other Debt. . . . . . . . . . 50
          12.1.3  Other Material Obligations . . . . . . . . . 51
          12.1.4  Bankruptcy, Insolvency, etc. . . . . . . . . 51
          12.1.5  Non-Compliance with Provisions of This
                     Agreement . . . . . . . . . . . . . . . . 51
          12.1.6  Warranties . . . . . . . . . . . . . . . . . 52
          12.1.7  Pension Plans. . . . . . . . . . . . . . . . 52
          12.1.8  Judgments. . . . . . . . . . . . . . . . . . 52
          12.1.9  Invalidity of Intercompany Guaranty, etc . . 52
          12.1.10 Invalidity of Company Pledge Agreement . . . 52
          12.1.11 Change in Control. . . . . . . . . . . . . . 52
          12.1.12 Material Environmental Events. . . . . . . . 53
  12.2  Effect of Event of Default . . . . . . . . . . . . . . 53

SECTION 13  THE AGENT. . . . . . . . . . . . . . . . . . . . . 54
  13.1  Appointment and Authorization. . . . . . . . . . . . . 54
  13.2  Delegation of Duties . . . . . . . . . . . . . . . . . 54
  13.3  Liability of Agent . . . . . . . . . . . . . . . . . . 54
  13.4  Reliance by Agent. . . . . . . . . . . . . . . . . . . 55
  13.5  Notice of Default. . . . . . . . . . . . . . . . . . . 55
  13.6  Credit Decision. . . . . . . . . . . . . . . . . . . . 56
  13.7  Indemnification. . . . . . . . . . . . . . . . . . . . 56
  13.8  Agent in Individual Capacity . . . . . . . . . . . . . 58
  13.9  Successor Agent; Assignment of Agency. . . . . . . . . 58
  13.10 Withholding Tax. . . . . . . . . . . . . . . . . . . . 59

SECTION 14  GENERAL. . . . . . . . . . . . . . . . . . . . . . 61
  14.1  Waiver; Amendments . . . . . . . . . . . . . . . . . . 61
  14.2  Confirmations. . . . . . . . . . . . . . . . . . . . . 61
  14.3  Notices. . . . . . . . . . . . . . . . . . . . . . . . 62
  14.4  Computations . . . . . . . . . . . . . . . . . . . . . 62
  14.5  Regulation U . . . . . . . . . . . . . . . . . . . . . 62
  14.6  Costs, Expenses and Taxes. . . . . . . . . . . . . . . 62
  14.7  Subsidiary References. . . . . . . . . . . . . . . . . 63
  14.8  Captions . . . . . . . . . . . . . . . . . . . . . . . 63
  14.9  Assignments; Participation . . . . . . . . . . . . . . 63
          14.9.1  Assignments. . . . . . . . . . . . . . . . . 63
          14.9.2  Participation. . . . . . . . . . . . . . . . 65
  14.10  Governing Law . . . . . . . . . . . . . . . . . . . . 65
  14.11  Counterparts. . . . . . . . . . . . . . . . . . . . . 66
  14.12  Successors and Assigns. . . . . . . . . . . . . . . . 66
  14.13  Indemnification by the Company. . . . . . . . . . . . 66
  14.14  Forum Selection and Consent to Jurisdiction . . . . . 67
  14.15  Waiver of Jury Trial. . . . . . . . . . . . . . . . . 68

ANNEX I

SCHEDULE I    Pricing Schedule

SCHEDULE II   Details Schedule

EXHIBIT A     Form of Note (Section 3.1)
EXHIBIT B     Form of Compliance Certificate
                (Section 10.1.3)
EXHIBIT C     Copy of Amended and Restated Guaranty
                (Section 1)
EXHIBIT D     Copy of Amended and Restated Company Pledge
                Agreement
                (Section 1)
EXHIBIT E     Form of Subordination Language
                (Section 1)
EXHIBIT F     Form of Assignment Agreement
                (Section 14.9)



           FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


     This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 5, 1996 (as further amended or otherwise modified from time to time, this "Agreement"), is entered into among UNITED WASTE SYSTEMS, INC., a Delaware corporation (the "Company"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Banks"), THE FIRST NATIONAL BANK OF BOSTON, as co-agent for the Banks, and BANK OF AMERICA ILLINOIS (in its individual capacity, "BAI"), as agent for the Banks.

     WHEREAS, the Company, various financial institutions and the Agent have entered into a Credit Agreement, dated as of December
30, 1993 (as amended or otherwise modified, the "Existing
Agreement"); and

     WHEREAS, subject to the terms and conditions of this Agreement, the Company, the Agent and the Banks have agreed to amend and restate the Existing Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1  DEFINITIONS.

     1.1 Definitions. When used herein the following terms shall have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

     Adjusted Consolidated Net Worth means "Adjusted Consolidated
Net Worth" as defined in the Senior Note Agreement.

     Affected Bank means any Bank that has given notice to the Company (which has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or
(ii) the occurrence of any circumstances of the nature described in Section 8.2 or 8.3.

     Affiliate of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person.

     Agent means BAI in its capacity as agent for the Banks hereunder and any successor thereto in such capacity.

     Agent-Related Persons means BAI and any successor agent arising under Section 13.9, together with their respective
Affiliates (including, in the case of BAI, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     Agreement - see the Preamble.

     Alternate Reference Rate means at any time the greater of
(a) the Federal Funds Rate plus 1/2 of 1% and (b) the Reference
Rate.

     Arranger means BA Securities, Inc., a Delaware corporation.

     Assignment Agreement - see Section 14.9.1.

     BAI - see the Preamble.

     Bank - see the Preamble.

     Business Day means any day on which BAI is open for commercial banking business in Chicago, New York and San
Francisco and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the interbank eurodollar market.

     Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of such Person.

     Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than nine months from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Bank for the purpose of investing in loans to any corporation (other than an Affiliate of the Company) or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

     CERCLA - see Section 9.15.1.

     Code means the Internal Revenue Code of 1986, as amended from time to time.

     Commitment Amount - see Section 2.1.1.

     Commitments means the Loan Commitment and the Letter of Credit Commitment.

     Company - see the Preamble.

     Company Pledge Agreement means the Amended and Restated Company Pledge Agreement dated as of September 28, 1995, between the Company and the Agent, a copy of which is attached hereto as Exhibit D, as amended or otherwise modified from time to time.

     Computation Period means any period of four Fiscal Quarters ending on the last day of a Fiscal Quarter.

     Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period.

     Contingent Payment means any payment that has been (or is required to be) made under any of the following circumstances:

          (a) such payment is required to be made by the Company or any Subsidiary in connection with the purchase of any landfill, asset or business, where the obligation of the Company or the applicable Subsidiary to make such payment (or the amount thereof) is contingent upon the financial or other performance of such landfill, asset or business on an ongoing basis (e.g., based on revenues, percentage of utilization, tonnage or similar measures of performance);

          (b) such payment is required to be made by the Company or any Subsidiary in connection with the achievement of any particular business goal (e.g., the acquisition of a construction permit for the expansion of a landfill); or

          (c) such payment is required to be made by the Company or any Subsidiary under circumstances similar to those described in clause (a) or (b) or provides substantially the same economic incentive as would a payment described in clause (a) or (b).

Contingent Payments of the type described in clause (a) are sometimes called "Royalties."

     Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (including Contingent Payments and excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) net liabilities of such Person under all Hedging Obligations and (g) all Guaranties of such Person.

     Disposal - see the definition of "Release".

     Dollar and the sign "$" mean lawful money of the United
States of America.

     Effective Date - see Section 11.1.

     Environmental Law - see Section 9.15.1.

     EPA - see Section 9.15.2.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

     Eurodollar Loan means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve
Adjusted).

     Eurodollar Office means with respect to any Bank the office or offices of such Bank which shall be making or maintaining the Eurodollar Loans of such Bank hereunder or such other office or offices through which such Bank determines its Eurodollar Rate. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.

     Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of BAI two Business Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 10:00 A.M., Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of BAI for such Interest Period.

     Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum
(rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

            Eurodollar Rate     =      Eurodollar Rate
          (Reserve Adjusted)           1-Eurocurrency
                                   Reserve Percentage

     Event of Default means any of the events described in
Section 12.1.

     Existing Agreement - see the Recitals.

     Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     Financial Letter of Credit means any Letter of Credit determined by BAI to be a "financial guaranty-type Standby Letter of Credit" as defined in footnote 13 to Appendix A to the Risk
Based Capital Guidelines issued by the Comptroller of the Currency (or in any successor regulation, guideline or ruling by any applicable banking regulatory authority).

     Fiscal Quarter means a fiscal quarter of a Fiscal Year.

     Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1994") refer to the Fiscal Year ending on December 31 of such calendar year.

     Floating Rate Loan means any Loan which bears interest at or by reference to the Alternate Reference Rate.

     Funded Debt means all Debt of the Company and its Subsidiaries, excluding (i) contingent obligations in respect of undrawn letters of credit and Guaranties (except, in each case, to the extent constituting Guaranties in respect of Funded Debt of a Person other than the Company or any Subsidiary), (ii) Hedging Obligations and (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries.

     Funded Debt to Cash Flow Ratio means the ratio of (i) Funded
Debt as of the last day of any Computation Period to (ii)
Consolidated Net Income for such Computation Period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such Computation Period.

     Group - see Section 2.2.1.

     Guarantor means, on any day, each Subsidiary that has executed a counterpart of the Intercompany Guaranty on or prior to that day (or is required to execute a counterpart of the Intercompany Guaranty on that date).

     Guaranty means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Guaranty shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     Hazardous Substances - see Section 9.15.2.

     Hedging Obligations means, with respect to any Person, all liabilities of such Person under interest rate, currency and commodity swap agreements, cap agreements and collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     Immaterial Law means any provision of any Environmental Law the violation of which will not (a) violate any judgment, decree or order which is binding upon the Company or any Subsidiary, (b) result in or threaten any injury to public health or the environment or any material damage to the property of any Person or (c) result in any liability or expense (other than any de minimis liability or expense) for the Company or any Subsidiary; provided that no provision of any Environmental Law shall be an Immaterial Law if the Agent has notified the Company that the Required Banks have determined in good faith that such provision is material.

     Immaterial Notice means a notice from or allegation by a Person which is not governmental or regulatory authority or agency (or a representative thereof) regarding any event or condition relating to the environment for which the Company or any Subsidiary may have any liability or any breach by the Company or any Subsidiary of any Environmental Law, which notice or allegation (a) has not given rise to any judicial or regulatory case or proceeding and (b) in the reasonable judgment the Company, is not likely to result in any liability or expense (other than any de minimis liability or expense) for the Company or the applicable Subsidiary.

     Including means including without limiting the generality of any description preceding such term, and other forms of the verb
"to include" have correlative meanings.

     Insurance Subsidiary means a direct Subsidiary of the Company which is (a) organized under the laws of the State of Vermont and (b) engaged solely in the business of providing insurance and bonding to the Company and its Subsidiaries (and investing the proceeds of premiums received for providing such insurance); it being understood that the Company may not have more than one Insurance Subsidiary at any time without the consent of the Required Banks.

     Intercompany Guaranty means the Amended and Restated
Guaranty dated as of September 28, 1995, a copy of which is attached hereto as Exhibit C, as amended or otherwise modified from time to time.

     Interest Coverage Ratio means the ratio of (a) Consolidated
Net Income before deducting Interest Expense and income tax expense for any Computation Period to (b) Interest Expense for such Computation Period.

     Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases and before giving effect to any capitalization of interest but excluding amortization of deferred financing costs).

     Interest Period - see Section 4.3.

     Investment means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding any commission, travel or similar advances made to directors, officers and employees of the Company or any of its Subsidiaries), (b) any Guaranty of such Person, (c) any ownership or similar interest held by such Person in any other Person and
(d) deposits and the like relating to prospective acquisitions of businesses (excluding deposits placed in escrow pursuant to bona fide arrangements that provide for the return of such deposits to the Company in the event that the related transaction is not consummated for any reason by a date certain).

     L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by BAI at the time of such request for the type of letter of credit requested.

     L/C Commitment means the commitment of BAI to issue, and of each Bank to participate in, Letters of Credit pursuant to
Section 2.1.2.

     Letter of Credit - see Section 2.1.2.

     Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     Loan Commitment means the commitment of the Banks to make
Loans pursuant to Section 2.1.1.

     Loan Documents means this Agreement, the Notes, the Intercompany Guaranty, the L/C Applications and the Company
Pledge Agreement.

     Loans - see Section 2.1.1.

     Margin Stock means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve
System.

     Methane Disposal Subsidiary means any Subsidiary of the Company which is engaged solely in the business of operating a landfill gas recovery system on a landfill operated by the Company or any of its Subsidiaries and which is designated in writing to the Agent as a "Methane Disposal Subsidiary"; provided, however, that no Subsidiary shall be designated, or remain designated, as a Methane Disposal Subsidiary if the aggregate amount of all Investments made by the Company and its Subsidiaries in such Subsidiary shall exceed the sum of $2,500,000.

     Multiemployer Pension Plan means a multiemployer plan, as such term is defined in Section 4001(a)(3) of ERISA, and to which the Company or any member of the Controlled Group may have any liability.

     Net Worth means the Company's consolidated stockholders' equity (including preferred stock accounts).

     Non-Financial Letter of Credit means any Standby Letter of
Credit other than a Financial Letter of Credit.

     Note - see Section 3.1.

     Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by the Company or any Subsidiary, as lessee, other than a Capital Lease.

     PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group, may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     Percentage means, with respect to any Bank, the percentage specified opposite such Bank's name on Annex I hereto, reduced
(or increased) by subsequent assignments pursuant to Section
14.9.1.

     Permitted Subordinated Debt means unsecured indebtedness of the Company for money borrowed that is subordinated, substantially upon the terms set forth in Exhibit E or other terms that are more favorable to the Agent and the Banks, in right of payment to the payment in full in cash of the Loans and all other amounts owed under the Loan Documents (whether or not matured or due and payable), including amounts required to provide cash collateral for the Letters of Credit.

     Permitted Subordinated Note Payment means any payment referred to in clauses (i) through (iii) below by the Company under the Subordinated Notes, so long as (x) no Event of Default or Unmatured Event of Default under this Agreement exists and is continuing or would occur as a result of such payment and (y) such payment is made in compliance with the terms and conditions of the Subordinated Note Indenture, (i) any payment of the principal of (and premium, if any) and interest (including any "Additional Amounts" as defined in the Subordinated Note Indenture) on the Subordinated Notes as and when the same shall become due and payable, whether by declaration of acceleration or otherwise, (ii) any payment by the Company of the redemption price (including any accrued interest) in respect of any redemption described in Section 2.2 of the Subordinated Note Indenture and (iii) any payment by the Company of the repurchase price (including any accrued interest) in respect of any repurchase of Subordinated Notes pursuant to Section 14.1 of the Subordinated Note Indenture, whether payable in cash or common stock of the Company.

     Person means any natural person, corporation, partnership, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     RCRA - see Section 9.15.1.

     Real Property means all real property heretofore, now or hereafter owned, operated or leased by the Company or any Subsidiary.

     Reference Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by BAI in Chicago, Illinois, as its "reference rate." (The "reference rate" is a rate set by BAI based upon various factors, including BAI's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BAI shall take effect at the opening of business on the day specified in the public announcement of such change.

     Release has the meaning specified in CERCLA and the term "Disposal" (or "Disposed") shall have the meaning specified in RCRA and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of a state wherein the affected property lies establishes a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

     Required Banks means Banks (including the Agent) having
Percentages aggregating 66-2/3% or more.

     Resource Control Note means the non-recourse note owed by the Sludge Composting Facility of Resource Control Composting Inc. to the Massachusetts Industrial Finance Agency, which note is in the approximate principal amount of $9,400,000 as of the Effective Date.

     Restricted Investments means "Restricted Investments" as defined in the Senior Note Agreement.

     Royalties - see the definition of Contingent Payment.

     SARA - see Section 9.15.1.

     SEC means the Securities and Exchange Commission.

     Secured Debt means any Debt of the Company or any Subsidiary which is secured by a Lien on any property of the Company or any Subsidiary.

     Senior Funded Debt means all Funded Debt of the Company and its Subsidiaries excluding Subordinated Debt.

     Senior Funded Debt to Cash Flow Ratio means the ratio of (i) Senior Funded Debt as of the last day of any Computation Period to (ii) Consolidated Net Income for such Computation Period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such Computation Period.


     Senior Notes means the $ 75,000,000 initial principal amount of 7.67% senior secured notes due September 1, 2005, issued by the Company pursuant to the Secured Note Agreement, dated as of September 1, 1995, among the Company and the purchasers named therein.

     Senior Note Agreement means the Secured Note Agreement, dated as of September 1, 1995, among the Company and the purchasers named therein, as in effect on the Effective Date.

     Stated Amount means, with respect to any Letter of Credit at any date of determination, the maximum aggregate amount available for drawing thereunder at any time during the then ensuing term of such Letter of Credit under any and all circumstances, plus the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

     Subordinated Debt means (i) Permitted Subordinated Debt and
(ii) any other unsecured indebtedness of the Company which (x) is owed to Persons other than officers, employees, directors or Affiliates of the Company, (y) has no amortization prior to December 6, 2000 and (z) has subordination terms and covenants approved by the Required Banks, the approval of which shall not be unreasonably withheld.

     Subordinated Notes means the $150,000,000 initial principal amount of convertible subordinated notes due June 1, 2001, issued by the Company pursuant to the Subordinated Note Indenture.

     Subordinated Note Indenture means the Indenture, dated as of June 5, 1996, among the Company and Bankers Trust Company, as
Trustee.

     Subsidiary means, with respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors; provided, however, that except for purposes of Sections 10.6 and 10.7, no Methane Disposal Subsidiary shall be considered a Subsidiary of the Company for purposes of this Agreement. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

     Termination Date means the earlier to occur of (a) December 4, 1999 or such later date to which the Termination Date may be extended at the request of the Company and with the consent of each Bank or (b) such other date on which the Commitments shall terminate pursuant to Section 6 or 12.

     Type of Loan or Borrowing - see Section 2.2.1.  The types of
Loans or borrowings under this Agreement are as follows:
Floating Rate Loans or borrowings and Eurodollar Loans or borrowings.

     Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

     Welfare Plan means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

     SECTION 2  COMMITMENTS OF THE BANKS; LETTER OF CREDIT,
BORROWING AND CONVERSION PROCEDURES.

     2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Banks, severally and for itself alone, agrees to make loans to, and to issue or participate in the issuance of letters of credit for the account of, the Company as follows:

     2.1.1 Loan Commitment. Each Bank will make loans on a revolving basis ("Loans") from time to time before the Termination Date in such Bank's Percentage of such aggregate amounts as the Company may from time to time request from all Banks; provided that the aggregate principal amount of all Loans which all Banks shall be committed to have outstanding at any one time shall not exceed the excess, if any, of (a) $190,000,000, as such amount may be reduced from time to time pursuant to
Section 6.1 (as so reduced, the "Commitment Amount"), over (b) the Stated Amount of all outstanding Letters of Credit.

     2.1.2 L/C Commitment. (a) BAI will issue standby letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to BAI (each, a "Letter of Credit"), at the request of and for the account of the Company or any Subsidiary from time to time before the Termination Date and (b) as more fully set forth in
Section 2.3.5, each Bank agrees to purchase a participation in each such Letter of Credit; provided that the aggregate Stated Amount of all Letters of Credit shall not at any time exceed the lesser of (i) $90,000,000 and (ii) the excess, if any of the Commitment Amount over the aggregate principal amount of all outstanding Loans.

     2.2  Loan Procedures.

     2.2.1 Various Types of Loans. Each Loan shall be either a Floating Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Floating Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that (i) not more than eight different Groups of Loans shall be outstanding at any one time and (ii) the aggregate principal amount of each Group of Eurodollar Loans shall at all times be at least $1,000,000 and an integral multiple of $500,000. All borrowings, conversions and repayments of Loans shall be effected so that each Bank will have a pro rata share (according to its Percentage) of all types and Groups of Loans.

     2.2.2 Borrowing Procedures. The Company shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent of each proposed borrowing not later than (a) in the case of a Floating Rate borrowing, 10:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 10:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Not later than 1:00 p.m., Chicago time, on the date of a proposed borrowing, each Bank shall provide the Agent at the office specified by the Agent with immediately available funds covering such Bank's Percentage of such borrowing and, so long as the Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied (and does not have knowledge of any default in the payment of any principal, interest or fees to be paid to the Agent for the account of the Banks), the Agent shall pay over the requested amount to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Floating Rate borrowing shall be in an aggregate amount of at least $300,000 and an integral multiple of $100,000.

     2.2.3 Procedures for Conversion of Type of Loan. Subject to the provisions of Section 2.2.1, the Company may convert all or any part of any outstanding Loan into a Loan of a different type by giving written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent not later than (a) in the case of conversion into a Floating Rate Loan, 10:00 A.M., Chicago time, on the proposed date of such conversion, and (b) in the case of a conversion into a Eurodollar Loan, 10:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date and amount of such conversion, the Loan to be so converted, the type of Loan to be converted into and, in the case of a conversion into a Eurodollar Loan, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Subject to Section 2.5, such Loan shall be so converted on the requested date of conversion. Each conversion shall be on a Business Day. Each conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to the provisions of Section 8.4.

     2.3  Letter of Credit Procedures.

     2.3.1 L/C Applications. The Company shall give notice to the Agent (which shall promptly inform BAI) of the proposed issuance of each Letter of Credit on a Business Day which is at least five Business Days prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company (together with any Subsidiary for the account of which the related Letter of Credit is to be issued) and in all respects satisfactory to the Agent and BAI, together with such other documentation as the Agent or BAI may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. So long as BAI has not received written notice that the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit have not been satisfied (and does not have knowledge of any default in the payment of any principal, interest or fees to be paid to the Agent for the account of the Banks), BAI shall issue such Letter of Credit on the requested issuance date.

     2.3.2 Participation in Letters of Credit. Concurrently with the issuance of each Letter of Credit, BAI shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from BAI, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Percentage, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be BAI's "participation" therein. BAI hereby agrees, upon request of any Bank, to deliver to such Bank a list of all outstanding Letters of Credit, together with such information related thereto as such Bank may reasonably request.

     2.3.3 Reimbursement Obligations. The Company hereby unconditionally and irrevocably agrees to reimburse BAI for each payment or disbursement made by BAI under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or distribution shall bear interest from and including the date of such payment or disbursement to but not including the date that BAI is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Alternate Reference Rate from time to time in effect plus 3% per annum. BAI shall notify the Company whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided, however, that the failure of BAI to so notify the Company shall not affect the rights of BAI or the Banks in any manner whatsoever.

     2.3.4 Limitation on BAI's Obligations. In determining whether to pay under any Letter of Credit, BAI shall have no obligation to the Company or any Bank other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by BAI under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon BAI any liability to the Company or any Bank and shall not reduce or impair the Company's reimbursement obligations set forth in
Section 2.3.3 or the obligations of the Banks pursuant to Section
2.3.5.

     2.3.5 Funding by Banks to BAI. If BAI makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed BAI in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, or if any reimbursement received by BAI from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Bank shall be obligated to pay to BAI, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share (according to its Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and the Agent shall promptly notify each other Bank thereof. Each other Bank irrevocably and unconditionally agrees to so pay to the Agent in immediately available funds for BAI's account the amount of such other Bank's Percentage of such payment or disbursement. If and to the extent any Bank shall not have made such amount available to the Agent by 2:00 P.M., Chicago time, on the Business Day on which such Bank receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay interest on such amount to the Agent for BAI's account forthwith on demand for each day from and including the date such amount was to have been delivered to the Agent to but excluding the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Alternate Reference Rate from time to time in effect. Any Bank's failure to make available to the Agent its Percentage of any such payment or disbursement shall not relieve any other Bank of its obligation hereunder to make available to the Agent such other Bank's Percentage of such payment, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent such other Bank's Percentage of any such payment or disbursement.

     2.4 Commitments Several. The failure of any Bank to make a requested Loan on any date shall not relieve any other Bank of its obligation to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank.

     2.5 Certain Conditions. Notwithstanding any other provision of this Agreement, no Bank shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any Eurodollar Loan, and BAI shall have no obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

     SECTION 3  NOTES EVIDENCING LOANS.

     3.1 Notes. The Loans of each Bank shall be evidenced by a promissory note (as amended, supplemented, replaced or otherwise modified from time to time, each a "Note") substantially in the form set forth in Exhibit A, with appropriate insertions, payable to the order of such Bank in an amount equal to such Bank's Percentage of the Loan Commitment (or, if less, in the aggregate unpaid principal amount of such Bank's Loans).

     3.2 Recordkeeping. Each Bank shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Loan made by such Bank, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

     SECTION 4  INTEREST.

     4.1 Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

          (a) at all times while such Loan is a Floating Rate Loan, at a rate per annum equal to the sum of the Alternate Reference Rate from time to time in effect plus the Floating Rate Margin (determined as set forth in Schedule I) from time to time in effect; and

          (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin (determined as set forth in Schedule I) from time to time in effect;

provided, however, that at any time an Event of Default exists, the interest rate applicable to each Loan shall be increased by 2%.

     4.2 Interest Payment Dates. Accrued interest on each Floating Rate Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

     4.3 Interest Periods. Each "Interest Period" for a Eurodollar Loan shall commence on the date such Eurodollar Loan is made or converted from a Floating Rate Loan, or on the expiration of the immediately preceding Interest Period for such Eurodollar Loan, and shall end on the date which is one, two, three or six months thereafter, as the Company may specify:

          (a) in the case of an Interest Period which commences on the date a Eurodollar Loan is made or converted from a Floating Rate Loan, in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3, or

          (b) in the case of a succeeding Interest Period with respect to any Eurodollar Loan, by written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent not later than 10:00 A.M., Chicago time, at least three Business Days prior to the first day of such succeeding Interest Period, it being understood that (i) each such notice shall be effective upon receipt by the Agent and (ii) if the Company fails to give such notice, such Loan shall automatically become a Floating Rate Loan at the end of its then-current Interest Period.

Each Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Each Interest Period which would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). The Company may not select any Interest Period for a Loan which would end after the scheduled Termination Date.

     4.4 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Bank. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

     4.5 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Floating Rate
Loan shall change simultaneously with each change in the Alternate Reference Rate.

     SECTION 5  FEES.

     5.1 Non-Use Fee. The Company agrees to pay to the Agent for the account of each Bank a non-use fee, for the period from and including the Effective Date to but excluding the Termination Date, at the rate per annum in effect from time to time pursuant to Schedule I of the daily average of the unused amount of such Bank's Percentage of the Commitment Amount. For purposes of calculating usage under this Section, the Commitment Amount shall be deemed used to the extent of the aggregate principal amount of all outstanding Loans plus the undrawn amount of all Letters of Credit. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have theretofore been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

     5.2 Letter of Credit Fees. (a) The Company agrees to pay to the Agent for the account of the Banks pro rata according to their respective Percentages a letter of credit fee for each Letter of Credit in an amount equal to the rate per annum in effect from time to time pursuant to Schedule I of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists.
Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for the period from and including the date of the issuance of each Letter of Credit to but excluding the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

     (b) In addition, with respect to each Letter of Credit, the Company agrees to pay to BAI, for its own account, (i) such fees and expenses as BAI customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fee in the amount separately agreed to by the Company and BAI.

     5.3 Agent's Fees. The Company agrees to pay to the Agent such arrangement and agent's fees as are mutually agreed to from time to time by the Company and the Agent.

     SECTION 6  REDUCTION AND TERMINATION OF THE COMMITMENTS;
PREPAYMENTS.

     6.1 Reduction or Termination of the Commitments. The Company may from time to time on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Bank thereof) permanently reduce the Commitment Amount to an amount not less than the sum of the aggregate unpaid principal amount of the Loans and the aggregate Stated Amount of all Letters of Credit. Any such reduction shall be in an amount not less than $5,000,000 and an integral multiple thereof. The Company may at any time on like notice terminate the Commitments upon payment in full of all Loans and all other obligations of the Company hereunder and cash collateralization in full, pursuant to documentation in form and substance satisfactory to the Banks, of all obligations arising with respect to the Letters of Credit. All reductions of the Commitment Amount shall reduce the Commitments pro rata among the Banks according to their respective Percentages.

     6.2 Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part, provided that (a) the Company shall give the Agent (which shall promptly advise each Bank) notice thereof not later than 10:00 A.M. (Chicago time) on the day of such prepayment, specifying the Loans to be prepaid and the date and amount of prepayment, (b) each partial prepayment shall be in a principal amount of at least $100,000 and an integral multiple of $100,000 and (c) any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

     SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

     7.1 Making of Payments. All payments of principal of or interest on the Notes, and of all non-use fees and Letter of Credit fees, shall be made by the Company to the Agent in immediately available funds at the office specified by the Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Company hereby authorizes and instructs the Agent to charge the Company's demand deposit account no. 78-13155 (or such other account as the Company may specify from time to time) maintained with BAI for the amount of any such payment on the due date therefor, and (subject to there being a sufficient balance in such account for such purpose) the Agent agrees to do so, provided that the Agent's failure to so charge such account shall in no way affect the obligation of the Company to make any such payment. The Agent shall promptly remit to each Bank or other holder of a Note its share of all such payments received in collected funds by the Agent for the account of such Bank or holder.

     All payments under Section 8.1 shall be made by the Company directly to the Bank entitled thereto.

     7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its share of any such payment, the Agent shall advise such Bank as to the application of such payment.

     7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Notes, or of non-use fees or Letter of Credit fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

     7.4 Setoff. The Company agrees that the Agent, each Bank and each other holder of a Note have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time (a) any payment or other amount owing by the Company under this Agreement is then due to the Agent, any Bank or any such holder or (b) any Unmatured Event of Default under Section 12.1.4 or any Event of Default exists, the Agent, each Bank and each such holder may apply to the payment of such payment or other amount (or, in the case of clause (b), to any obligations of the Company hereunder, whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent, such Bank or such holder.

     7.5 Proration of Payments. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Note (or an account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Banks on account of principal of and interest on Notes (or such participation) then held by them, such Bank shall purchase from the other Banks such participation in the Notes (or sub-participation in Letters of Credit) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

     7.6 Taxes. All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

          (c) pay to the Agent for the account of the Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Bank with respect to any payment received by the Agent or such Bank hereunder, the Agent or such Bank may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest and expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Banks, the required receipts or other required documentary evidence, the Company shall indemnify the Banks for any incremental Taxes, interest or penalties that may become payable by any Bank as a result of any such failure. For purposes of this Section 7.6, a distribution hereunder by the Agent or any Bank to or for the account of any Bank shall be deemed a payment by the Company.

     Upon the request from time to time of the Company or the Agent, each Bank that is organized under the laws of a jurisdiction other than the United States of America shall execute and deliver to the Company and the Agent one or more (as the Company or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents, appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Bank is exempt from withholding or deduction of Taxes.

     The obligations of the Company under this Section 7.6 are subject to the limitation set out in Section 14.9.1.

     SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR
EURODOLLAR LOANS.

     8.1 Increased Costs. (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

          (A) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Bank's principal executive office or Eurodollar Office is located); or

          (B) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any Eurodollar Office of such Bank); or

          (C)  shall impose on any Bank (or its Eurodollar
     Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the Board of Governors of the Federal Reserve System, to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Bank such additional amount as will compensate such Bank for such increased cost or such reduction.

     (b) If any Bank shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder (including such Bank's obligations under the Loan Commitment or the L/C Commitment) or under any Letter of Credit to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand, a copy of which shall be furnished to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction.

     8.2  Basis for Determining Interest Rate Inadequate or
Unfair.  If with respect to any Interest Period:

          (a) deposits in Dollars (in the applicable amounts) are not being offered to the Agent in the interbank eurodollar market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

          (b) Banks having an aggregate Percentage of 30% or more advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding such Loans for such Interest Period (taking into account any amount to which such Banks may be entitled under
     Section 8.1) or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans;

then the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan.

     8.3 Changes in Law Rendering Eurodollar Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund Eurodollar Loans, then such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue,
(a) such Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Floating Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Banks which are not so affected, in each case in an amount equal to such Bank's pro rata share of all Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Bank (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Floating Rate Loan. Each Floating Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

     8.4 Funding Losses. The Company hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Agent), the Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan), as reasonably determined by such Bank, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Bank on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow or convert any Loan on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement.
For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

     8.5 Right of Banks to Fund through Other Offices. Each Bank may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Bank to make such Loan, provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

     8.6 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

     8.7 Mitigation of Circumstances; Replacement of Affected Bank. (a) Each Bank shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's good faith judgment, otherwise disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section
7.6 or 8.1 or (ii) the occurrence of any circumstances of the nature described in Section 8.2 or 8.3 (and, if any Bank has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Bank shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Bank's sole judgment, be otherwise disadvantageous to such Bank.

     (b) At any time any Bank is an Affected Bank, the Company may replace such Affected Bank as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent (and upon notice from the Company such Affected Bank shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitment, its Loans, its Note, its participation in Letters of Credit, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees and Letter of Credit fees, any amounts payable under Section 8.4 as a result of such Bank receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Bank hereunder).

     8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Bank pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and any termination of this Agreement.

     SECTION 9  WARRANTIES.

     To induce BAI to issue Letters of Credit and to induce the Agent and the Banks to enter into this Agreement and to induce the Banks to make Loans and purchase participation in Letters of Credit hereunder, the Company warrants to the Agent and the Banks that:

     9.1 Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; and the Company and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Company and the Subsidiaries taken as a whole) and has full power and authority to own its property and conduct its business as presently conducted by it.

     9.2 Authorization; No Conflict. The execution and delivery by the Company of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each Guarantor of each Loan Document to which it is a party and the performance by each of the Company and each Guarantor of its obligations under each Loan Document to which it is a party are within the corporate powers of the Company and each Guarantor, have been duly authorized by all necessary corporate action on the part of the Company and each Guarantor (including any necessary shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Company or any Guarantor, (b) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, By-Laws or other organizational documents of the Company or any Guarantor or of any agreement, indenture, instrument or other document which is binding on the Company, any Guarantor or any other Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of the Company, any Guarantor or any other Subsidiary (other than Liens arising under the Loan Documents).

     9.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company is a party is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and each Loan Document to which any Guarantor is a party is, or upon the execution and delivery thereof by such Guarantor will be, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

     9.4 Financial Information. The audited consolidated financial statements of the Company and its Subsidiaries at December 31, 1995 and the unaudited consolidated financial statements of the Company and its Subsidiaries at June 30, 1996, copies of each of which have been delivered to each Bank, have been prepared in accordance with generally accepted accounting principles and present fairly the consolidated financial condition of the Company and its Subsidiaries taken as a whole as at such dates and the results of their operations for the periods then ended.

     9.5 No Material Adverse Change. Since the date of the unaudited consolidated financial statements described in
Section 9.4, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

     9.6 Litigation and Contingent Liabilities. (a) No litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which might reasonably be expected to materially and adversely affect the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, except as set forth in Item 9.6(a) ("Litigation and Contingent Liabilities") of Schedule II. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in
Section 9.4 or listed in such Item 9.6(a) or in Item 9.6(b) of
Schedule II.

     (b) Item 9.6(b) ("Royalties and Other Contingent Payments") sets out descriptions of all arrangements existing on the Effective Date pursuant to which the Company or any Subsidiary may be required to pay any Royalty or other Contingent Payment.

     9.7 Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.8.

     9.8 Subsidiaries. The Company has no Subsidiaries except those listed in Item 9.8 of Schedule II.

     9.9 Pension and Welfare Plans. (a) During the twelve-consecutive -month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder,
(i) no steps have been taken to terminate any Pension Plan and
(ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section
302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty. The Company has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

     (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan, received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

     9.10  Investment Company Act.  Neither the Company nor any
Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment
Company Act of 1940, as amended.

     9.11  Public Utility Holding Company Act.  Neither the
Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding
Company Act of 1935, as amended.

     9.12 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin
Stock.

     9.13 Taxes. Each of the Company and each Subsidiary has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

     9.14 Solvency, etc. On the Effective Date (or, in the case of any Person which becomes a Guarantor after the Effective Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) each of the Company's and each Guarantor's assets will exceed its liabilities and (b) each of the Company and each Guarantor will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

     9.15  Environmental Compliance.

     9.15.1 No Violations. Except as set forth in Item 9.15.1 of Schedule II, neither the Company nor any of the Subsidiaries, nor any operator of the Company's or any Subsidiaries' properties, is in violation, or alleged violation (other than any allegation arising solely out of an Immaterial Notice), of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any other Federal, state or local statute, regulation, ordinance, order or decree relating to health, safety, waste transportation, handling, storage or disposal, or the environment (collectively, "Environmental Laws"), (i) any of which violations singly requires expenditures in any three-year period of $300,000 or more by the Company and its Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) which violations singly or in the aggregate otherwise might reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries on a consolidated basis.

     9.15.2  Notices.  Except as set forth in Item 9.15.2 of
Schedule II, neither the Company nor any of the Subsidiaries has received notice (other than an Immaterial Notice) from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300
Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C.
Subsection 6903(5), any hazardous substances as defined by 42 U.S.C. Subsection 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Subsection 9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental
Laws, excluding household hazardous waste ("Hazardous
Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Company or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

     9.15.3 Handling of Hazardous Substances. Except as set forth in Item 9.15.3 of Schedule II: (a) no portion of the Real Property or other assets of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws (other than any Immaterial Law); and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (b) in the course of any activities conducted by the Company, any Subsidiary or operators of the Real Property, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws (other than any Immaterial
Law); (c) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of such properties; (d) to the best of the Company's knowledge on the basis of reasonable inquiry, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property or other assets of the Company and the Subsidiaries which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of the Real Property or other assets of the Company or Subsidiaries; and (e) in addition, any Hazardous Substances generated by the Company and the Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's knowledge, operating in compliance with such permits and applicable Environmental Laws.

     9.15.4  Clean-Ups.  Except as set forth in Item 9.15.4 of
Schedule II, none of the Real Property or other assets of the Company or any Subsidiary is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer laws or regulation, by virtue of the transactions set forth herein and contemplated hereby.

     9.15.5 Permits and Governmental Authority. All permits or other governmental authorizations required for the siting, construction and operation of all landfills and transfer stations currently owned or operated by the Company and the Subsidiaries have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. The Company and the Subsidiaries are not in violation of any such permits.

     9.15.6 Investigations. The Company and its Subsidiaries have taken all reasonable steps to investigate the past and present condition and usage of the Real Properties and the operations conducted by the Company and its Subsidiaries.

     9.15.7 Updating of Schedule II. The Company may from time to time by notice to the Agent and each Bank amend Items 9.15.1, 9.15.2, 9.15.3 and 9.15.4 of Schedule II to reflect events or circumstances occurring, or discovered by the Company, subsequent to the Effective Date, provided that no such amendment shall be effective if prior to the 30th day after such notice is received, the Required Banks inform the Company that they are unwilling to permit such amendment.

     9.16 Information. All information heretofore or contemporaneously herewith furnished by the Company or any Subsidiary to any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Company or any Subsidiary to any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 10  COVENANTS.

     Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

     10.1 Reports, Certificates and Other Information. Furnish to the Agent and each Bank:

     10.1.1 Audit Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year certified without qualification by Ernst & Young or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Banks, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail; and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings and cash flows for the Company and its Subsidiaries for such Fiscal Year, certified by the Chief Financial Officer or the Vice President, Finance of the Company.

     10.1.2 Quarterly Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with the consolidated statements of earnings and consolidated statements of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by the Chief Financial Officer or the Vice President, Finance of the Company.

     10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to
Section 10.1.1 and of each set of quarterly statements pursuant to Section 10.1.2, a duly completed certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by the Chief Financial Officer or the Vice President, Finance of the Company, containing a computation of each of the financial ratios and restrictions set forth in Section 10.6 and in Schedule I hereto, and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

     10.1.4 Reports to SEC and to Shareholders. Promptly upon the filing or sending thereof, a copy of any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed with the SEC or any securities exchange and any report, proxy statement or other communication to the Company's shareholders generally.

     10.1.5 Notice of Default, Litigation and ERISA Matters. Immediately upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

          (a) the occurrence of an Event of Default or an Unmatured Event of Default;

          (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, might reasonably be expected to materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, or might reasonably be expected to materially impair the ability of the Company or any Subsidiary to perform its obligations under any Loan Document;

          (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

          (d) any cancellation or material change in any insurance maintained by the Company or any Subsidiary;

          (e) any violation of any Environmental Law regarding the Real Property or the Company's or any Subsidiary's operations which violation might reasonably be expected to have a material adverse effect on the Real Property or on the Company's or any Subsidiary's operations;

          (f) any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of the Real Property;

          (g) the Company's or any Subsidiary's receipt of any notice (other than an Immaterial Notice) of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including any Federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (i) the Company's or any Subsidiary's or any Person's operation of the Real Property, (ii) contamination on, from or into the Real Property, or (iii) investigation or remediation of offsite locations at which the Company, any Subsidiary or their respective predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances;

          (h) the Company's or any Subsidiary's receipt of any notice (other than an Immaterial Notice) of the incurrence by any third party (including any Federal, state or local governmental authority) of any expense or loss in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Company or any Subsidiary may be liable or for which a Lien may be imposed on the Real Property; or

          (i) any setoff, claims (including, with respect to the Real Property, environmental claims) withholdings or other defenses to which any of the Collateral, or the Banks' rights with respect to the Collateral, are subject.

     10.1.6 Subsidiaries. Upon delivery of the financial reports pursuant to Section 10.1.1 and 10.1.2, a written report reflecting all changes in the list of Subsidiaries, if any.

     10.1.7 Management Reports. Promptly upon the request of the Agent or any Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

     10.1.8 Projections. As soon as practicable and in any event within 60 days after the commencement of each Fiscal Year, the financial projections for the Company and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Company to the Banks prior to the Effective Date or otherwise in a manner satisfactory to the Agent.

     10.1.9 Other Information. From time to time such other information concerning the Company and its Subsidiaries as any Bank or the Agent may reasonably request.

     10.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with generally accepted accounting principles; permit, and cause each Subsidiary to permit, any Bank or the Agent or any representative thereof to inspect the properties and operations of the Company and of such Subsidiary; and permit, and cause each Subsidiary to permit, any Bank or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Agent or any representative thereof whether or not any representative of the Company or any Subsidiary is present), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records.

     10.3 Insurance. Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (it being understood that such insurance may be provided by the Insurance Subsidiary so long as the terms thereof are not less favorable to the Company or the applicable Subsidiary than are obtainable from a Person (other than the Insurance Subsidiary) which is engaged in the insurance business); and, upon request of the Agent or any Bank, furnish to the Agent or such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries.

     10.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws (including Environmental Laws), rules, regulations, decrees, orders, judgments, licenses and permits, including all environmental permits; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided, however, that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles.

     10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.12) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its incorporation, (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole) and (c) all material operating permits and other governmental authorizations for all landfills and transfer stations now owned or hereafter acquired.

     10.6  Financial Covenants.

     10.6.1 Minimum Net Worth. Not permit its Net Worth at the end of any month to be less than the sum of (a) $250,000,000 plus
(b) 50% of Consolidated Net Income for the period beginning with October 1, 1996 and ending on the last day of the most recently ended Fiscal Quarter (provided that, if Consolidated Net Income is less than zero for any Fiscal Quarter, for purposes of this
Section 10.6.1 Consolidated Net Income for such Fiscal Quarter will be deemed to have been zero) plus (c) 100% of the net proceeds of any equity issued by the Company or any of its Subsidiaries (on a consolidated basis) after September 30, 1996.

     10.6.2  Maximum Leverage.  Not permit the ratio of (i)
Funded Debt to (ii) Funded Debt plus Net Worth to exceed 0.58 to
1.0 at the end of any Fiscal Quarter.

     10.6.3  Minimum Interest Coverage.  Not permit the Interest
Coverage Ratio to be less than 2.5 to 1 for any Computation
Period.

     10.6.4  Funded Debt to Cash Flow Ratio.  Not permit the
Funded Debt to Cash Flow Ratio as of the last day of any Fiscal
Quarter to exceed 3.75 to 1.0.

     10.7 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

     (a) existing Debt identified in Item 10.7 of Schedule II;

     (b) Debt of Subsidiaries to the Company;

     (c) unsecured Debt of the Company to Subsidiaries;

     (d) obligations in respect of the Loans, the L/C
     Applications and the Letters of Credit;

     (e) Permitted Subordinated Debt; and

     (f) other Debt, in addition to Debt permitted by the foregoing clauses (a) through (e), in an aggregate principal amount not exceeding the sum of $50,000,000 plus 15% of Adjusted Consolidated Net Worth; provided that the aggregate principal amount of all Debt of Subsidiaries (other than Debt permitted pursuant to clause (b) or (d) above) plus all Secured Debt of the Company (other than the Senior Notes and Secured Debt permitted by clause (d) above) shall not at any time exceed 15% of Adjusted Consolidated Net Worth;

provided, however, that notwithstanding anything to the contrary set forth in this Section 10.7, the aggregate principal amount of all Debt incurred by any Methane Disposal Subsidiary shall not at any time exceed $2,500,000;

     10.8 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

     (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

     (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

     (c) (i) Liens in existence on the Effective Date securing the obligations of the Company or any of its Subsidiaries with respect to Secured Debt permitted by clause (a) of
     Section 10.7 and (ii) Liens securing the obligations of the Company or any of its Subsidiaries with respect to Secured Debt permitted by clauses (b), (d) and (f) of Section 10.7; it being understood that Liens with respect to Debt incurred pursuant to clause (d) of Section 10.7 may also secure the Senior Notes;

     (d) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $500,000 arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (e) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

     (f) cash collateral pledged to secure (I) obligations of the Company or any Subsidiary in respect of performance, closure and post-closure liabilities relating to landfills or similar operations of the Company or such Subsidiary (including amounts deposited in trust accounts or escrow accounts for such purpose) or obligations of the Company or any Subsidiary in respect of bonds related directly to such liabilities, provided that the liabilities of the Company and its Subsidiaries in connection with any such bonds (other than in respect of such cash collateral) shall be subordinated to the obligations of the Company hereunder in a manner approved in writing by the Required Banks and the aggregate amount of (x) all cash collateral pledged in respect of such obligations plus (y) all Investments made by the Company and its Subsidiaries in the Insurance Subsidiary shall not at any time exceed $15,000,000, or (II) obligations under letters of credit permitted by Section 10.7;

     (g) the Lien created in favor of the Trustee (as defined below) pursuant to Section 5.01 of the Trust Indenture (the "Indenture"), dated as of April 1, 1995, between the Michigan Strategic Fund and The First National Bank of Boston, as Trustee (the "Trustee"), with respect to moneys held in the Project Fund (as defined in the Indenture);

     (h) Liens securing contingent indebtedness to the Michigan Department of Natural Resources ("DNR") arising in connection with grants made by DNR to the Company or any Subsidiary to purchase equipment or to finance improvements on real estate; provided that (i) the original cost of all such equipment and improvements shall not exceed $2,500,000 and (ii) such Liens shall attach only to the equipment acquired or the improvements made with the proceeds of such grants; and

     (i) Liens on the stock of, or other ownership interests of the Company or any of its Subsidiaries in, any Methane Disposal Subsidiary; it being understood that any such Lien shall be permitted even if such Subsidiary no longer qualifies as a Methane Disposal Subsidiary so long as the only recourse to the Company or any other Subsidiary for the Debt of such Subsidiary is limited to the Lien on the stock or other ownership interest of such Subsidiary.

     10.9 Capital Expenditures. Not, and not permit any Subsidiary to, make or commit to make any capital expenditures in any Fiscal Year unless, after giving effect to such capital expenditures, the aggregate amount of all capital expenditures made by the Company and its Subsidiaries during such Fiscal Year shall not exceed the product of 2.25 multiplied by the sum of the Company's and its Subsidiaries' consolidated depreciation and amortization expenses for (i) the first three Fiscal Quarters of such Fiscal Year and (ii) the last Fiscal Quarter of the previous Fiscal Year.

     10.10 Restricted Payments. Not, and not permit any Subsidiary to, (a) declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, options or other rights in respect of such stock, (c) make any other distribution to shareholders, (d) prepay, purchase, defease or redeem any Subordinated Debt (e) prepay, purchase, defease, redeem or make any other payment with respect to the Subordinated Notes except any Permitted Subordinated Note Payment or (f) set aside funds for any of the foregoing; provided that (x) any Subsidiary may declare and pay dividends to the Company or to any other wholly-owned Subsidiary and (y) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing (or would result from such payment), the Company may pay not more than $5,000,000 during the term of this Agreement to redeem stock.

     10.11 Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary into the Company or into, with or to any other wholly-owned Subsidiary, provided, however, that after giving effect to any merger of a Subsidiary into the Company, there shall at all times remain pledged to the Agent the stock of one or more Subsidiaries of the Company which own in the aggregate no less than 90% of the net book value of the consolidated assets of the Company and its Subsidiaries as of the last day of the preceding Fiscal Year as reflected in the financial reports required to be delivered pursuant to Section 10.1.1; (b) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any wholly-owned Subsidiary; (c) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any other Person where such assets (in the case of an asset purchase) are for use, or such Person (in the case of a stock purchase) is engaged, solely in the nonhazardous waste disposal business and the aggregate consideration to be paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP, but excluding any stock of the Company issued in connection therewith) in each such purchase or other acquisition is less than $50,000,000; (d) with the consent of the Required Banks, (i) any other purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any other Person where such assets (in the case of an asset purchase) are for use, or such Person (in the case of a stock purchase) is engaged, solely in the nonhazardous waste disposal business and (ii) any sale of all of the stock or all or substantially all of the assets of any Subsidiary; (e) the disposition of the stock or assets of the Sludge Composting Facility of Resource Control Composting Inc. provided that (I) the purchaser assumes the Resource Control Note and (II) the consideration received by the Company or the applicable Subsidiary for such disposition is not less than the book value of such stock or assets; and (f) other sales and dispositions of tangible assets so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed 10% of the net book value of the consolidated assets of the Company and its Subsidiaries as of the last day of the preceding Fiscal Year.

     10.12 Modification of Organizational Documents. Not permit the Certificate of Incorporation, By-Laws or other organizational documents of the Company or any Subsidiary to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Banks.

     10.13 Use of Proceeds. Use the proceeds of the Loans solely to refinance existing Debt, for acquisitions permitted by
Section 10.11 and for other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

     10.14 Further Assurances. Take, and cause each Subsidiary to take, such actions as the Agent or the Required Banks may reasonably request from time to time (including the execution and delivery of guaranties, pledge agreements, and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates) to ensure that the obligations of the Company hereunder and under the other Loan Documents are at all times secured by the stock of one or more Subsidiaries of the Company which own in the aggregate no less than 90% of the net book value of the consolidated assets of the Company and its Subsidiaries as of the last day of the preceding Fiscal Year and guaranteed by all of the Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof, but excluding the Insurance Subsidiary) by execution of a counterpart of the Intercompany Guaranty.

     10.15 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries or Disposal Services, Inc.) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates. Nothing in this Section 10.15 shall be deemed to prohibit the loan to Robert Foley described in clause (h) of
Section 10.21.

     10.16  Employee Benefit Plans.  Maintain, and cause each
Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

     10.17  Environmental Covenants.

     10.17.1 Environmental Response Obligation. (a) If any material Release or Disposal of Hazardous Substances shall occur or shall have occurred on the Real Property or any other assets of the Company or any Subsidiary, cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Property or other assets as necessary to comply in all material respects with all Environmental Laws (other than any Immaterial Law) and to preserve the value of the Real Property or other assets. Without limiting the generality of the foregoing, the Company will comply, and cause each Subsidiary to comply, in a reasonable and cost-effective manner with any valid Federal or state judicial or administrative order requiring the performance at any Real Property of activities in response to the release or threatened release of a Hazardous Substance except for the period of time that the Company or such Subsidiary is diligently and in good faith contesting such order.

     (b) Notify the Agent within ten days of the receipt of any written claim, demand, proceeding, action, or notice of liability or potential liability (other than an Immaterial Notice) by any Person arising out of or relating to the release or threatened release of a Hazardous Substance or failure to comply with any Environmental Law where any such claim, demand, proceeding, action, liability or failure to comply (i) singly might require expenditures in any three-year period of $300,000 or more by the Company and its Subsidiaries in penalties and/or for investigations, removal or remedial measures or (ii) singly or in the aggregate otherwise might reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries on a consolidated basis.

     (c) Notify the Agent within ten days of any Release, threat of release, or Disposal of Hazardous Substance reported to any governmental regulatory authority at any Real Property.

     (d) To the extent that the transportation of hazardous waste as defined by RCRA is permitted by this Agreement, dispose, and cause its Subsidiaries to dispose, of such hazardous waste only at licensed disposal facilities operating, to the best of the Company's or such Subsidiary's knowledge after reasonable inquiry, in compliance with Environmental Laws.

     10.17.2 Environmental Liabilities. Not violate in any material respect any requirement of law regarding Hazardous Substances (other than any Immaterial Law); and, without limiting the foregoing, not commence Disposal of any Hazardous Substance into or onto any Real Property nor allow any Lien imposed pursuant to any law, regulation or order relating to Hazardous Substances or the disposal thereof to remain on any Real Property to the extent that it violates in any material respect any applicable legal requirements (other than any Immaterial Law).

     10.17.3 Closure and Post Closure Liabilities. Adequately accrue, in accordance with generally accepted accounting principles and as required by applicable Environmental Laws, all closure and post closure liabilities with respect to the landfill and transfer station operations conducted by the Company and the Subsidiaries.

     10.17.4 Real Property Acquisitions. Within 90 days after close of any Fiscal Year (beginning after Fiscal Year 1997), deliver to the Agent and each Bank copies of the environmental reports and other information relied upon by the Company or any Subsidiary in conducting its environmental due diligence with respect to the acquisition of any landfill or similar property by the Company or any Subsidiary during such Fiscal Year (it being understood that the report delivered for Fiscal Year 1997 shall include information for acquisitions made during December of
1996).

     10.18 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     10.19 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document.

     10.20 Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in by the Company and the Subsidiaries as of the date hereof and businesses reasonably related thereto (but excluding the transportation, storage or other handling of Hazardous Substances except where permitted in connection with and incidental to the normal transportation, storage and other handling of non-hazardous waste), except that (a) Northern A-1 Sanitation Services, Inc. may continue to engage in the business of the transportation, storage and handling of Hazardous Substances in accordance with past practices (but may not expand such practice) and (b) the Insurance Subsidiary may engage in the business of providing insurance and bonding to the Company and its Subsidiaries (and investing the proceeds of premiums received for providing such insurance).

     10.21 Advances and Other Investments. Not, and not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

     (a) equity Investments existing on the Effective Date in wholly-owned Subsidiaries identified in Item 9.8 ("Existing
     Subsidiaries") of Schedule II;

     (b) equity Investments in Subsidiaries acquired after the Effective Date in transactions permitted as acquisitions of stock or assets pursuant to Section 10.11;

     (c) in the ordinary course of business, contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

     (d) in the ordinary course of business, Investments by the Company in any Subsidiary or by any of the Subsidiaries in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 10.7;

     (e) advances, deposits and the like relating to prospective acquisitions of businesses not exceeding an amount equal to 7-1/2% of Adjusted Consolidated Net Worth calculated as of the most recently preceding Fiscal Quarter for which the Agent has received the financial reports required to be delivered pursuant to Section 10.1.1 or 10.1.2, as applicable, at any time outstanding;

     (f) Guaranties permitted by Section 10.7;

     (g) Cash Equivalents;

     (h) the loan by Resource Control, Inc. to Robert Foley evidenced by the promissory note dated March 30, 1993 so long as such note bears interest at a rate not less than BAI's reference rate as in effect from time to time;

     (i) Investments in Methane Disposal Subsidiaries; provided however that all Investments made by the Company and its Subsidiaries in Methane Disposal Subsidiaries shall not at any time exceed $15,000,000; and

     (j) other Investments, in addition to Investments permitted by clauses (a) through (i) above; provided, that all Investments permitted solely by this clause (j) shall not at any time exceed $10,000,000.

provided, however, that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalents" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause
(b), (c), (d), (e) or (f) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing; and (z) the aggregate amount of (I) all cash collateral pledged in respect of the obligations set forth in
Section 10.8(f)(I) plus (II) all Investments made by the Company and its Subsidiaries in the Insurance Subsidiary (from and after the formation thereof) shall not at any time exceed $15,000,000.

     10.22 Operating Leases. Not, and not permit any Subsidiary to, be party to Operating Leases requiring rental payments in excess of $5,000,000 in the aggregate (excluding (x) intercompany leases and (y) the lease described in Schedule 10.22 hereto in any Fiscal Year for the Company and its Subsidiaries taken as a whole.

     10.23 Landfill Development. Not permit the aggregate amount expended by the Company and the Subsidiaries in connection with all greenfield landfill development projects (excluding any landfill development project which is contiguous to, or an expansion of, an existing landfill site) for which all applicable permits to construct or improve such projects have not been obtained to exceed $3,000,000.

     SECTION 11  EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

     11.1 Effectiveness. This Agreement shall become effective, and all outstanding Loans made and Letters of Credit issued under the Existing Agreement shall be deemed to have been made and issued (respectively) hereunder, on the date (the "Effective Date") that the Agent shall have received (a) all amounts which are then due and payable pursuant to Section 5 and (to the extent billed) Section 14.6 and (b) all of the following, each duly executed and dated the Effective Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Bank:

     11.1.1  Notes.  The Notes.

     11.1.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement, the Notes and the other Loan Documents to which the Company is a party; and certified copies of resolutions of the Board of Directors of each Subsidiary (if any) which is to execute and deliver the Intercompany Guaranty pursuant to Section
11.1.5 authorizing or ratifying the execution, delivery and performance by such Subsidiary of the Intercompany Guaranty.

     11.1.3  Consents, etc.  Certified copies of all
documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each Subsidiary of the documents referred to in this Section 11.

     11.1.4 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary of the Company and each Subsidiary of the Company as of the Effective Date certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

     11.1.5  Intercompany Guaranty.  A counterpart of the
Intercompany Guaranty executed by each Subsidiary (if any) as of the Effective Date which has not previously executed a counterpart thereof.

     11.1.6 Opinions of Counsel for the Company and the Guarantors. The opinions of (a) Wachtell, Lipton, Rosen & Katz, special counsel to the Company and the Guarantors and (b) Oscar
D. Folger, counsel to the Company and the Guarantors.

     11.1.7 Opinion of Counsel to the Agent. The opinion of Mayer, Brown & Platt, special counsel to the Agent.

     11.1.8 Confirmation from Guarantors, etc. Written confirmation from each Guarantor that has previously signed the Intercompany Guaranty or any other Loan Document that the Intercompany Guaranty and each such Loan Document remains in full force and effect with respect to such Guarantor.

     11.1.9 Other. Such other documents as the Agent or any Bank may reasonably request.

     11.2 Conditions. The obligation (a) of each Bank to make each Loan and (b) of BAI to issue each Letter of Credit is subject to the following further conditions precedent that:

     11.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit (but, if any Event of Default of the nature referred to in Section 12.1.2 shall have occurred with respect to any other Debt, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

          (a) the representations and warranties of the Company and the Guarantors set forth in this Agreement (excluding Sections 9.6, 9.8 and 9.15) and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

          (b) except as disclosed by the Company to the Agent and the Banks pursuant to Section 9.6

               (i) no litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which might reasonably be expected to materially adversely affect the Company's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

               (ii) no development shall have occurred in any litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding disclosed pursuant to
          Section 9.6 which might reasonably be expected to materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of the Company and its Subsidiaries; and

          (c) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing, and neither the Company nor any of its Subsidiaries shall be in violation of any law or governmental regulation or court order or decree where such violation or violations singly or in the aggregate might reasonably be expected to materially adversely affect the Company's consolidated business, operations, assets, revenues, properties or prospects.

     11.2.2 Confirmatory Certificate. If requested by the Agent or any Bank, the Agent shall have received (in sufficient counterparts to provide one to each Bank) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Agent or any Bank may reasonably request in support thereof.

     SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

     12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

     12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

     12.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all Debt so affected) exceeding $5,000,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity; provided, however, that for purposes of this Section 12.1.2 only, the term "Debt" shall not include the Resource Control Note.

     12.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with other such defaults might reasonably be expected to materially adversely affect the Company's consolidated business, operations, assets, revenues, properties or prospects (except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default).

     12.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 60 days undismissed; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

     12.1.5  Non-Compliance with Provisions of This Agreement.
(a) Failure by the Company to comply with or to perform any covenant set forth in Sections 10.5 through 10.13, 10.15 or 10.16; or (b) failure by the Company to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this
Section 12) and continuance of such failure described in this clause (b) for 30 days (or, in the case of Section 10.14, five Business Days) after notice thereof to the Company from the Agent, any Bank or the holder of any Note.

     12.1.6 Warranties. Any warranty made by the Company herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company to the Agent or any Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

     12.1.7 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $500,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $500,000.

     12.1.8 Judgments. Final judgments which exceed an aggregate of $500,000 shall be rendered against the Company, or any Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

     12.1.9 Invalidity of Intercompany Guaranty, etc. The Intercompany Guaranty shall cease to be in full force and effect with respect to any Guarantor, any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Intercompany Guaranty, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Intercompany Guaranty with respect to such Guarantor.

     12.1.10 Invalidity of Company Pledge Agreement The Company Pledge Agreement shall cease to be in full force and effect with respect to the Company, the Company shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Company Pledge Agreement or the Company (or any Person by, through or on behalf of the Company) shall contest in any manner the validity, binding nature or enforceability of the Company Pledge Agreement.

     12.1.11 Change in Control. (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended, but excluding the executive managers of the Company as of the Effective Date) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 25% or more of the outstanding shares of common stock of the Company; or (b) during any 24-month period, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors who either were directors at beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company.

     12.1.12 Material Environmental Events. There shall occur or exist

          (a) one or more circumstances or events of a type or types referred to in Section 9.15 or 10.17 that is not disclosed in Item 9.15.1, 9.15.2, 9.15.3 or 9.15.4 of
     Schedule II, in the form attached hereto on the Effective Date (and without giving effect to any amendments pursuant to Section 9.15.7), and/or

          (b) adverse developments with respect to one or more of the matters disclosed in Item 9.15.1, 9.15.2, 9.15.3 or
     9.15.4 of Schedule II, in the form attached hereto on the Effective Date (and without giving effect to any amendments pursuant to Section 9.15.7)

that, singly or in the aggregate, might reasonably be expected to require expenditures by the Company and its Subsidiaries (on account of fines, investigations, removal or remediation) in excess of $5,000,000 in the period from the date hereof to the scheduled Termination Date or that otherwise might reasonably be expected to materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

     12.2 Effect of Event of Default. If any Event of Default described in Section 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Notes and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to deliver to the Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, in the case of any other Event of Default, the Agent (upon written request of the Required Banks) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Agent cash collateral in amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Notes and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the Agent cash collateral in an amount equal to the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.4 may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Banks. Any cash collateral delivered hereunder shall be held by the Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

     SECTION 13  THE AGENT.

     13.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 13.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     13.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     13.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or
(ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     13.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, confirmation from the Banks of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

     13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Banks in accordance with Section 12; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Banks.

     13.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     13.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for any payment to the Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, the Intercompany Guaranty or the Company Pledge Agreement and the resignation or replacement of the Agent.

     For the purposes of this Section 13.7, "Indemnified Liabilities" shall mean: any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loan and the termination, resignation or replacement of the Agent or the replacement of any Bank) be imposed on, incurred by or asserted against any Agent-Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, and including any appellate proceeding) related to or arising out of this Agreement or the Commitments or the use of the proceeds thereof, whether or not any Agent-Related Person, any Bank or any of their respective officers, directors, employees, counsel, agents or attorneys-in-fact is a party thereto.

     13.8 Agent in Individual Capacity. BAI and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BAI were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BAI or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans, BAI and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though BAI were not the Agent, and the terms "Bank" and "Banks" include BAI and its Affiliates, to the extent applicable, in their individual capacities.

     13.9 Successor Agent; Assignment of Agency. (a) The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 and Sections 14.6 and 14.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

     (b) The Agent may, at any time and from time to time, without the consent of any other party to this Agreement, assign and delegate to an Affiliate of the Agent (an "Affiliate Agent") all of its rights, duties and obligations as Agent hereunder; provided, however, that the Company and the Banks may continue to deal solely and directly with the assignor Agent until written notice of such assignment, together with payment office, address for notice and related information with respect to the Affiliate Agent, shall have been given to the Company and the Banks by the Agent and the Affiliate Agent. From and after the date of such written notice, (a) the Affiliate Agent shall be a party hereto, shall be deemed to be the "Agent" hereunder and shall have the rights, duties and obligations of the Agent hereunder and under the Notes, and (b) the assignor Agent shall relinquish its rights and be released from its duties and obligations as Agent hereunder and under the Notes, provided, however, that the provisions of this Section 13 and Sections 14.6 and 14.13 shall inure to the benefit of the assignor Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     13.10  Withholding Tax.

          (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees to deliver to the Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed Internal Revenue Service ("IRS") Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii)  if such Bank claims that interest paid
          under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii)  such other form or forms as may be
          required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b)  If any Bank claims exemption from, or
     reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of such obligations of the Company hereunder. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Bank hereunder, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e)  If the IRS or any other governmental
     authority of the United States or any other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)). The obligation of the Banks under this subsection shall survive the repayment of the Loans, cancellation of the Notes, any termination of this Agreement and the resignation or replacement of the Agent.

     13.11 Co-Agent. The co-agent shall have no duties or responsibilities hereunder in such capacity.

     SECTION 14  GENERAL.

     14.1 Waiver; Amendments. No delay on the part of the Agent, any Bank or any other holder of a Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Banks having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Percentage of any Bank without the consent of such Bank. No amendment, modification, waiver or consent shall (i) extend or increase the amount of the Commitments, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) release (x) the Intercompany Guaranty or (y) the pledge of the stock of one or more Subsidiaries of the Company if (1) after giving effect to such release, there will not continue to be pledged to the Agent pursuant to the Company Pledge Agreement the stock of one or more Subsidiaries of the Company which own at least 25% of the net value of the consolidated assets of the Company and its Subsidiaries as of the last day of the preceding Fiscal Year as reflected in the financial reports required to be delivered pursuant to Section 10.1.1 or (2) the pledge of such stock securing the obligations of the Company under the Senior Notes is not also concurrently released or (v) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Banks. No provisions of Section 13 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent.

     14.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

     14.3 Notices. Except as otherwise provided in Section 2.2, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other party, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Section 2.2, the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each Bank harmless from any loss, cost or expense resulting from any such reliance.

     14.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Company's audited financial statements at December 31, 1993.

     14.5 Regulation U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

     14.6 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent (including the fees and charges of counsel for the Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendments, supplements or waivers to any Loan Documents), and all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses and allocated costs of staff counsel) incurred by the Agent and each Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. Each Bank agrees to reimburse the Agent for such Bank's pro rata share (based on its respective Percentage) of any such costs and expenses of the Agent not paid by the Company. In addition, the Company agrees to pay, and to save the Agent and the Banks harmless from all liability for, (a) any stamp or other taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any reasonable exercise by the Agent and the Banks of their rights pursuant to Section 10.2. All obligations provided for in this Section 14.6 shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

     14.7  Subsidiary References.  The provisions of this
Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

     14.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     14.9  Assignments; Participation.

     14.9.1 Assignments. Any Bank may, with the prior written consents of the Company and the Agent (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Bank's Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Bank's Loans and Commitments) in a minimum aggregate amount equal to the lesser of (i) the assigning Bank's remaining aggregate Commitments and (ii) $5,000,000; provided, however, that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or
Section 8 to the Assignee than the Company is then obligated to pay to the assigning Bank under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

          (x) five Business Days (or such lesser period of time as the Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Bank and the Assignee,

          (y) the assigning Bank and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit E (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

          (z) the assigning Bank or the Assignee shall have paid the Agent a processing fee of $2,500.

From and after the date on which the conditions described above have been met, (x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank hereunder, and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Loan Commitment and, if the assigning Bank has retained a Loan Commitment hereunder, a replacement Note in the principal amount of the Loan Commitment retained by the assigning Bank (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Bank). Each such Note shall be dated the effective date of such assignment. The assigning Bank shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Bank. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

     Notwithstanding the foregoing provisions of this Section
14.9.1 or any other provision of this Agreement, any Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder).

     14.9.2 Participation. Any Bank may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Bank, the Note held by such Bank, the Commitments of such Bank, the direct or participation interest of such Bank in any Letter of Credit or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Bank of a participating interest to a Participant, (x) such Bank shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant shall have any direct or indirect voting rights hereunder except with respect to any release of the Intercompany Guaranty or any of the events (excluding the events described in clause (v) thereof) described in the penultimate sentence of Section 14.1. Each Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 and Section 8 as if it were a Bank (provided that no Participant shall receive any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to the participating Bank if no participation had been sold).

     14.10 Governing Law. This Agreement and each Note shall be a contract made under and governed by the internal laws of the State of Illinois. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
All obligations of the Company and rights of the Agent, the Banks and any other holder of a Note expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

     14.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all of the parties hereto shall have been lodged with the Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Agent shall have received confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the date hereof, and at such time the Agent shall notify the Company and each Bank.

     14.12 Successors and Assigns. This Agreement shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

     14.13  Indemnification by the Company.

     (a) In consideration of the execution and delivery of this Agreement by the Agent and the Banks and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Agent, each Bank and each of the officers, directors, employees, Affiliates and agents of the Agent and each Bank (each, a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including reasonable attorneys' fees and charges and allocated costs of staff counsel (collectively, for purposes of this Section 14.13, called the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans or (ii) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any such Indemnified Liabilities arising on account of any such Bank Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Bank Party from any obligation it may have under this Agreement.

     (b) The Company agrees to reimburse the Agent and each Bank and their respective directors, officers, employees, Affiliates and agents (each an "Indemnified Party") against any and all losses, claims, damages, penalties, judgments, liabilities and expenses (including reasonable attorneys' and consultant's fees and allocated costs of staff counsel) which any Indemnified Party may pay, incur or become subject to arising out of or relating to
(i) the use, handling, Release, emission, discharge, transportation, storage, treatment or Disposal of any Hazardous Substance at any Real Property, (ii) any violation of any Environmental Laws with respect to conditions at any Real Property or other assets of the Company or any Subsidiary or the operations conducted thereon or (iii) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or its respective predecessors are alleged to have directly or indirectly disposed of Hazardous Substances, in each case except to the extent caused by the acts or omissions of the party seeking indemnity.

     (c) All obligations provided for in this Section 14.13 shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of the Intercompany Guaranty or the Company Pledge Agreement and any termination of this Agreement.

     14.14 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     14.15 Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Delivered at Chicago, Illinois, as of the day and year first above written.

                              UNITED WASTE SYSTEMS, INC.



                              By
                                   Chief Financial Officer

                              Four Greenwich Office Park
                              Greenwich, Connecticut  06830
                              Attention:  Chief Financial Officer
                              Facsimile:  (203) 622-6080


                              BANK OF AMERICA ILLINOIS, as Agent



                              By
                              Title

                              231 South LaSalle Street
                              Chicago, Illinois  60697
                              Attention:  Agency Management Services
                              Facsimile:  (312) 828-7299


                              BANK OF AMERICA ILLINOIS, as Letter of
                              Credit Issuer



                              By
                              Title

                              231 South LaSalle Street
                              Chicago, Illinois  60697
                              Attention:  Service Industries Group
                              Facsimile:  (312) 828-1974


                              BANK OF AMERICA ILLINOIS, as a Bank


                              By
                              Title

                              231 South LaSalle Street
                              Chicago, Illinois  60697
                              Attention:  Service Industries Group
                              Facsimile:  (312) 828-1974


                              THE FIRST NATIONAL BANK OF BOSTON,
                                individually and as Co-Agent



                              By
                              Title

                              100 Federal Street
                              Boston, Massachusetts 02110
                              Attention:  Arthur J. Oberheim
                              Facsimile (617) 434-2160


                              FLEET BANK N.A.



                              By
                              Title

                              1133 Avenue of the Americas - 40th Floor
                              New York, New York  10038
                              Attention:  Cameron Gateman
                              Facsimile:  (212) 703-1658


                              COMERICA BANK



                              By
                              Title

                              One Detroit Center
                              500 Woodward Avenue
                              Detroit, Michigan  48226
                              Attention:  Mark Koszyk
                              Facsimile:  (313) 222-5759

                              HARRIS TRUST AND SAVINGS BANK



                              By
                              Title

                              111 West Monroe Street
                              Chicago, Illinois  60603
                              Attention:  Bill McDonnell
                              Facsimile:  (312) 461-2591

                              UNION BANK OF CALIFORNIA



                              By
                              Title

                              445 S. Figueroa St., 15th Floor
                              Los Angeles, California  90071
                              Attention:  Julie Bloomfield
                              Facsimile:  (213) 236-4096


                                  ANNEX I


                                   Portion of
Bank                               Commitment Amount  Percentage

Bank of America Illinois             $55,000,000        28,94736842%
The First National Bank              $35,000,000        18.42105263%
  of Boston
Comerica Bank                        $25,000,000        13.15789474%
Fleet Bank                           $25,000,000        13.15789474%
Harris Trust and Savings Bank        $25,000,000        13.15789474%
Union Bank                           $25,000,000        13.15789474%
                                    $190,000,000            100%
TOTALS

                                SCHEDULE I


                             PRICING SCHEDULE

          The Floating Rate Margin, the Eurodollar Margin, the rate per annum applicable for non-use fees and the rate per annum applicable for letter of credit fees for Financial Letters of Credit and Non-Financial Letters of Credit, respectively, shall be determined in accordance with the table below and the other provisions of this
     Schedule II.



Level I
Level II
Level III
Level IV


Rate for
Non-Use Fee

0.375%

0.30%

0.25%

 .20%


Eurodollar Margin
1.25%
1.00%
0.75%
0.625%


Floating Rate Margin

0

0

0

0


Rate for
Non-Financial LC Fee

0.625%

 .50%

0.375%

0.3125%


Rate for
Financial LC Fee

1.25%

1.00%

0.75%

0.625%


     Level I applies when the Senior Funded Debt to Cash Flow
Ratio is equal to or greater than 2.5 to 1.

     Level II applies when the Senior Funded Debt to Cash Flow
Ratio is equal to or greater than 1.75 to 1 but less than 2.50 to 1.

     Level III applies when the Senior Funded Debt to Cash Flow
Ratio is equal to or greater than 1.25 to 1 but less than 1.75 to 1.

     Level IV applies when the Senior Funded Debt to Cash Flow
Ratio is less than 1.25 to 1.

     The applicable Level shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter based on the Senior Funded Debt to Cash Flow Ratio as of the last day of such Fiscal Quarter; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related certificate required by
Section 10.1.3 by the 45th day (or, if applicable, the 90th day) after any Fiscal Quarter, Level I shall apply until such financial statements are delivered.

                              SCHEDULE II

                           DETAILS SCHEDULE

ITEM 9.6(a)  Litigation and Contingent Liabilities.

See following pages.

ITEM 9.6(b)  Royalties and Other Contingent Payments.


                       See following pages.

ITEM 9.8  Subsidiaries.

                       See following page.


ITEM 9.15.1  Environmental Violations.

ITEM 9.15.2  Notices of Environmental Matters.

ITEM 9.15.3  Hazardous Materials.

ITEM 9.15.4  Clean-Ups.

       See following pages as to the foregoing four items.

ITEM 10.7   Existing Debt.


                       See following pages.



                          SCHEDULE 10.22

     Approved Operating Leases

     The lease for the use of the Chicopee Landfill in Chicopee, Massachusetts.

                            EXHIBIT A
                             FORM OF
                               NOTE

$__________                                     December __, 1996
                                                Chicago, Illinois

     On the Termination Date (as defined in the Credit Agreement referred to below), the undersigned, for value received, promises to pay to the order of __________________ at the principal office of Bank of America Illinois (the "Agent"), in Chicago, Illinois, ______________________________________ Dollars ($__________) or,
if less, the aggregate unpaid amount of all Loans made by the payee to the undersigned pursuant to the Credit Agreement (as shown in the records of the payee or, at the payee's option, on the schedule attached hereto and any continuation thereof).

     The undersigned further promises to pay interest on the unpaid principal amount of each Loan evidenced hereby from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Fourth Amended and Restated Credit Agreement, dated as of December 5, 1996, (herein, as amended or otherwise modified from time to time, called the "Credit Agreement"), between the undersigned, certain financial institutions (including the payee), The First National Bank of Boston, as co-agent, and the Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or may have its due date accelerated.

     In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     This Note is made under and governed by the internal laws of the State of Illinois.

                                  UNITED WASTE SYSTEMS, INC.

                                  By
                                  Title

Schedule Attached to Note dated December __, 1996 of UNITED WASTE
SYSTEMS, INC. payable to the order of _________________________.

Date and                                 Unpaid
Amount of      Date and Amount          Principal      Notation
  Loan          of Repayment             Balance       Made by























                             EXHIBIT B

                    UNITED WASTE SYSTEMS, INC.
                 FINANCIAL COMPLIANCE CERTIFICATE
                  FOR PERIOD ENDED _____________


To:  Bank of America Illinois as Agent

Reference is made to Section 10.1.3 of the Fourth Amended and Restated Credit Agreement, dated as of December 5, 1996, (as amended or otherwise modified from time to time, the "Credit Agreement"), among United Waste Systems, Inc. (the "Company"), the financial institutions named therein, The First National Bank of Boston, as co-agent, and Bank of America Illinois, as Agent. Capitalized terms used but not otherwise defined herein are used as defined in the Credit Agreement.

The Company hereby certifies and warrants to you that the following are true and correct computations of the financial ratios and restrictions set forth in Section 10.6 and Schedule I of the Credit Agreement:



10.6.1 Minimum Net Worth




Net Worth

$____________



Initial minimum:

Plus:  50% of Consolidated
       Net Income since
       10/01/96 (excluding
        Fiscal Quarters in
        which there is a loss)

       100% of net equity
       proceeds since 9/30/96
$250,000,000





$___________


$___________



Total

$___________


Minimum required

$___________


10.6.2 Maximum Leverage




Funded Debt
__________(a)



Funded Debt
plus Net Worth

__________(b)



ratio of (a) to (b)

____ to ____


Maximum allowed


0.58 to 1.0


10.6.3 Minimum Interest
Coverage




Consolidated Net Income

Plus:  Interest Expense
       taxes
$___________

$___________
$___________



Earnings before interest and
taxes
$_________(a)




Interest Expense
__________(b)



Ratio of (a) to (b)

____ to ____


Minimum Required

2.5 to 1.0


10.6.4 Funded Debt to Cash
Flow Ratio




Funded Debt

$_________(a)


Consolidated Net Income
Plus:  Interest Expense
       Income tax expense
       Depreciation and
        amortization
$___________
$___________
$___________

$___________







Total

$_________(b)


Ratio of (a) to (b)
Maximum Allowed

____ to ____
3.75 to 1


Schedule I Senior Funded Debt
to Cash Flow Ratio




Senior Funded Debt

$_________(a)


Consolidated Net Income
Plus:  Interest Expense
       Income tax expense
       Depreciation and
        amortization
$___________
$___________
$___________

$___________



Total

$_________(b)


Ratio of (a) to (b)

____ to ____


IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer this ____ day of _________, 19__.


                                   UNITED WASTE SYSTEMS, INC.



                                   By_________________________
                                   Title______________________

                            EXHIBIT E

              SUBORDINATION PROVISIONS APPLICABLE TO
                        SUBORDINATED DEBT


     15 The indebtedness evidenced by the subordinated notes shall at all times be wholly subordinate and junior in right or payment to any and all Superior Indebtedness (as defined below) in the manner and with the force and effect hereafter set forth:

          15.1 In the event of any liquidation, dissolution or winding up of the Company, or of any execution sale, receivership, insolvency, bankruptcy, reorganization or other similar proceeding relative to the Company or its property, all principal and interest owing on all Superior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by the subordinated notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness, the payment of which is subordinated to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the subordinated notes shall be paid over to the holders of such Superior Indebtedness, pro rata, for application in payment thereof until such Superior Indebtedness shall have been paid or satisfied in full;

          15.2 (a) During the continuance of any default in any agreement pursuant to which any Superior Indebtedness is issued which arises from the failure to pay when due (whether by acceleration or otherwise) any principal of, premium, if any, interest on, fees or other amounts in respect of such Superior Indebtedness (a "Superior Payment Default"), no payment of principal, premium or interest shall be made on the subordinated notes if either (i) notice in writing of such default has been given to the Company by any holder or holders of any Superior Indebtedness or (ii) judicial proceedings shall be pending in respect of such default; and

          (b) During the continuance of any event of default or unmatured event of default in any agreement pursuant to which any Superior Indebtedness is issued other than a Superior Payment Default (a "Superior Non-Payment Default") as to which the Company has received notice in writing from any holder or holders of Superior Indebtedness, no payment of principal, premium or interest shall be made on the subordinated notes for a period (each, a "Payment Blockage Period") commencing on the date of receipt by the Company of such notice and terminating on the earliest to occur of the following dates: (i) the date of acceleration of the Superior Indebtedness, (ii) 180 days after the Company's receipt of such written notice, (iii) the date such Superior Non-Payment Default shall have been cured or waived, or shall have ceased to exist, (iv) the date the Superior Indebtedness shall have been discharged or paid in full in cash, or (v) the date such Payment Blockage Period shall have been terminated by written notice to the Company from the holder or holders of Superior Indebtedness initiating such Payment Blockage Period, after which, in the case of clauses (ii), (iii), (iv) and (v), the Company shall resume making payments in respect of the subordinated notes, unless clause 2(a) above is then applicable; and

          15.3 If the subordinated notes are declared or become due and payable because of the occurrence of any default thereunder or under the agreement or instrument under which they are issued or otherwise than at the option of the Company, under circumstances when clause (1) shall not be applicable, the holders of the subordinated notes shall not be entitled to payments until one hundred twenty (120) days after such event and then only if such payment is permitted under clauses (1) and (2).

     16 The holder of each subordinated note undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proof of claim, consent, assignment or other instrument which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any right or claim pertaining to the subordinated notes and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any subordinated note so to do any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such note to execute, verify, deliver and file any such proof of claim, consent, assignment or other instrument.

     17 No right of any holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or any holder of Superior Indebtedness, or by any non-compliance by the Company with any term, provision or covenant of the subordinated notes or the agreement under which they are issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

     18 The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event that any subordinated note is declared due and payable before its expressed maturity because of the occurrence of a default thereunder or under the agreement under which they are issued, (a) the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness and (b) all Superior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

     19 "Superior Indebtedness" means (a) all obligations of the Company under or in connection with any loan agreement, revolving credit agreement, reimbursement agreement relating to any letter of credit or similar agreement (in each case as amended, restated or otherwise modified from time to time) with any bank or other financial institution (individually or as a group), whether for principal, interest (including any interest that would accrue but for the filing of a petition initiating any bankruptcy, insolvency or like proceeding, whether or not such interest is an allowed claim enforceable against the debtor), fees, expenses or otherwise, (b) all obligations of the Company under or in connection with any interest rate swap agreement or similar hedging arrangement (as amended or otherwise modified from time to time) and (c) all other obligations of the Company in respect of indebtedness for borrowed money if the instrument creating or evidencing such indebtedness expressly provides that such indebtedness constitutes "Superior Indebtedness" of the Company. Notwithstanding the foregoing, Superior Indebtedness shall not include (i) accounts payable or other obligations to trade creditors arising in the ordinary course of business, (ii) any obligation of the Company which is expressly subordinated to any other obligation of the Company, (iii) any liability for federal, state, local or other taxes, (iv) obligations to any subsidiary or affiliate of the Company or (v) deferred pension liabilities.

                            EXHIBIT F

                             FORM OF
                       ASSIGNMENT AGREEMENT

     Reference is made to Section 14.9.1 of the Fourth Amended and Restated Credit Agreement dated as of December 5, 1996 (as amended or otherwise modified, the "Credit Agreement"), among United Waste Systems, Inc., various financial institutions, The First National Bank of Boston, as co-agent, and Bank of America Illinois, as agent (the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     _____________________________________ (the "Assignor") and
__________________________________________ (the "Assignee")
hereby agree as follows:

     The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to _____% of all of the Loans, the Letters of Credit and the Commitments, such purchase and assignment to be effective as of the effective date set forth herein. After giving effect to such assignment and delegation, the Assignor's and Assignee's Percentages and portions of Commitment Amount for the purposes of the Credit Agreement will be as set forth opposite each such Person's name on the signature pages hereof.

     The effective date of this Agreement shall be the date when the consent of the Agent and the Company to this Agreement has been received and the conditions set forth in clauses (x), (y) and (z) of the proviso to the first paragraph of Section 14.9.1 of the Credit Agreement shall be either met or waived. The Assignor hereby instructs the Agent to make all payments after the effective date hereof in respect of the interest assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the effective date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignor.

     The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee acknowledges and agrees that it
(i) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Commitments been granted, the Letters of Credit been issued and its Loans been made directly by such Assignee to or for the benefit of the Company without the intervention of the Agent, the Assignor or any other Bank and
(ii) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it deems appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that the Agent makes no representations or warranties about the creditworthiness of the Company or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

     The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

     The Assignee represents and warrants to the Agent and the Company that, as of the date hereof, the Company will not be obligated to pay any greater amount under Section 7.6 or Section 8 of the Credit Agreement than the Company is obligated to pay to the Assignor under such Sections.

     Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent:

     (a) the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "Bank" under the Credit Agreement as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto; and

     (b) the Assignor shall be released from its obligations under the Credit Agreement to the extent specified in the second paragraph hereof.

     The Assignor and the Assignee hereby agree that the [Assignor/Assignee] will pay the Agent the processing fee referred to in Section 14.9.1 of the Credit Agreement.

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and
Commitments:

     (A)  Address for Notices:

          Institution Name:  _________________________________
          Address:  __________________________________________
          Attention:  ___________________
          Telephone:  ___________________
          Facsimile:  _______________

     (B)  Payment Instructions:

          _____________________________
          _____________________________
          _____________________________
          _____________________________
          _____________________________
          _____________________________
          _____________________________

     [The Assignee has delivered to the Company and the Agent, or is delivering to the Company and the Agent concurrently herewith, the tax forms referred to in Section 7.6 of the Credit Agreement.] [INSERT THIS PARAGRAPH IF ASSIGNEE IS ORGANIZED UNDER THE LAW OF A JURISDICTION OUTSIDE THE UNITED STATES.]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed this _____day of ___________, 199__.


Percentage = ______%          [NAME OF ASSIGNEE]
Amount of
Commitment =  $ _________

                                                       By:
                                 Title:

Adjusted Percentage = ______% [NAME OF ASSIGNOR]
Amount of
Commitment =  $ _________


                                                       By:
                                 Title:

ACCEPTED AND CONSENTED TO

this ____ day of _______, 199_

BANK OF AMERICA ILLINOIS,
as Agent



By:
   Title:


CONSENTED TO
this ____ day of _______, 199_

UNITED WASTE SYSTEMS, INC.



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